Exhibit 99.1

Contact:	For Immediate Release
Wolfe Axelrod Weinberger Associates, LLC Stephen D. Axelrod, CFA/Donald C. Weinberger (212) 370-4500, (212) 370-4505 fax steve@wolfeaxelrod.com, don@wolfeaxelrod.com

DanDrit Biotech USA, Inc. Signs Placement Agency Agreement with Sunrise Securities Corp.
and Form S-1 Registration Statement Becomes Effective

Copenhagen, Denmark, August 14, 2014- DanDrit Biotech USA, Inc. (“DanDrit”) a biotechnology company seeking to develop an approved vaccine for the treatment of colorectal cancer, entered into a placement agency agreement (the “Placement Agency Agreement”) with Sunrise Securities Corp. as representative (the “Representative”) of the several placement agents named in the Placement Agency Agreement, including The Benchmark Company, LLC (collectively, the “Placement Agents”), with respect to the sale by the Company of up to an aggregate of 2,400,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a price to the public of $5.00 per Share. The Placement Agency Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Representative, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act’), other obligations of the parties and termination provisions.

The Shares are being offered by the Company pursuant to a registration statement on Form S-1 (Registration File No. File No. 333-193965), as amended, which was declared effective by the Securities and Exchange Commission (the “Commission”) on August 12, 2014, and a related prospectus.

This announcement shall not constitute an offer to sell or a solicitation of an offer to buy the Shares, nor shall there be any offer or sale of the Shares in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. The offering will be made only by means of a prospectus, copies of which may be obtained from: Sunrise Securities Corp. – 600 Lexington Ave., 23rd Floor, New York, NY 10022; or The Benchmark Company, LLC – 40 Fulton Street 19th Floor, New York, NY  10038.

About DanDrit Biotech

We are a biotechnology company focusing on the clinical development of a dendritic cell vaccine for treatment of colorectal cancer. Our expertise in producing dendritic cells from a patient’s blood is combined with conventional production methods to make new and advanced vaccines for cancer patients.

For further information please go to the DanDrit website: www.dandrit.com or contact the individuals noted above.

About Sunrise Securities Corp.

Sunrise Securities Corp. is a New York based boutique investment bank that specializes in debt and equity financings. Sunrise has been a leader in providing innovative financing and corporate financial advisory services to its clients since its founding in 1992. Sunrise provides a full range of investment banking and corporate financial advisory services for small to mid size public and privately-held companies. For further information please go to the Sunrise website: www.sunrisecorp.com.

About The Benchmark Company, LLC

The Benchmark Company is a full-service investment banking and financial advisory firm with a sales & trading platform servicing institutional clients in all major markets in the US and internationally; a team of research analysts covering companies in the Technology, Defense & Homeland Security, Media, Publishing, Broadcasting, Business Services, Consumer/Retail, and Healthcare sectors; and an investment banking team providing corporate finance and advisory services to small- and mid-sized companies. Benchmark is headquartered in New York with offices in 10 other financial centers in the US.  For more information about The Benchmark Company, LLC, visit the Company’s website at www.benchmarkcompany.com.

Safe Harbor Statement

All statements in this release that are not based on historical fact are "forward looking statements". While management has based any forward looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the fluctuation of global economic conditions, the performance of management and our employees, our ability to obtain financing, competition, general economic conditions and other factors that are detailed in our periodic reports.  Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements.

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